LOAN AND SECURITY AGREEMENT

         THIS LOAN AND SECURITY AGREEMENT is made this 8th day of August, 1989, by and between HOLT CARGO SYSTEMS, INC., a Delaware corporation ("BORROWER"), and BANK LEUMI LE-ISRAEL B.M. ("BANK").

                                   BACKGROUND

         A. BORROWER is engaged in the storage, shipping and common carriage of goods. BORROWER has requested that BANK extend certain credit facilities to BORROWER and BANK has agreed to extend a line of credit, a term loan, and a time loan aggregating $3,500,000 in original principal amount, subject to the terms and conditions hereinafter more particularly set forth.

         B. The purposes of the Loan hereunder are to acquire and/or refinance certain material handling equipment and to provide working capital.

         C. To induce BANK to extend the aforementioned credit facilities, and to secure the repayment thereof, BORROWER has agreed: (i) to grant to BANK a first lien and security interest in and to all of BORROWER'S Financed Equipment;
(ii) to cross-collateralize such lien with each credit facility hereunder;
(iii) to cause its affiliates to guaranty the Indebtedness hereunder; and (iv) to cause its principal stockholder, Thomas J. Holt, to guaranty the line of credit and the time loan.

         NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants set forth herein, the parties hereto, intending to be legally bound, hereby agree as follows:

                                    ARTICLE I
                   DEFINITIONS, CERTAIN RULES OF CONSTRUCTION

         1.1 Defined Terms. Each of the terms listed below shall have the meaning herein ascribed to it for the purposes hereof and for each of the Loan Documents.

             "Agreement" means this Loan and Security Agreement and any amendments, modifications or extensions to this Loan and Security Agreement.

             "BANK Costs" means all reasonable costs and expenses of any kind paid or incurred by BANK in connection with the preparation, execution, delivery, amendment, modification, administration or termination of this Agreement or any other Loan

Document or Interim Loan Document, any transaction contemplated herein and the preservation, enforcement, defense and protection of BANK'S rights and remedies, in any manner concerning this Agreement or any other Loan Document or Interim Loan Document (limited solely to legal fees incurred), or any transaction contemplated herein, including, but not limited to: (a) expenditures of every nature and kind of BORROWER paid or incurred by BANK as permitted under this Agreement, (b) filing, recording publication, appraisal and search costs related to the Collateral, including, but not limited to, costs paid to perfect, maintain and preserve the existence and priority of liens on the Collateral; (c) costs incurred in collecting and gaining possession of, maintaining, handling, preserving, storing, shipping, selling, preparing for sale and advertising to sell the Collateral; and (d) reasonable attorneys' fees and other expenses paid or incurred by BANK in enforcing, obtaining legal advise in preparing, reviewing, consummating, amending, restructuring, extending, terminating, defending, or preserving or protecting BANK'S rights and remedies in any manner concerning, this Agreement or any Loan Document, or any transaction contemplated herein.

             "Business Day" means any day other than a Saturday, a Sunday or any day designated by BANK as a "holiday." References to time of day shall be the then prevailing time in Philadelphia, Pennsylvania.

             "Capital Lease" means any lease of any property (real, personal or mixed) which, in conformity with generally accepted accounting principles consistently applied, is or should be accounted for as a capital lease on the balance sheet of the lessee.

             "Cash Advance" means the cash which BANK advances from time to time to or for the benefit of BORROWER under the Cash Line subject to and in accordance with the provisions of Article II hereof.

             "Cash Line" means the aggregate amount of Cash Advances evidenced by the Cash Note which BANK may extend to BORROWER subject to and in accordance with the provisions of Article II hereof.

             "Cash Note" means the promissory note of BORROWER in favor of BANK to evidence BORROWER'S payment obligations under this Agreement with respect to the Cash Line.

             "Closing" means the day on which this Agreement is executed.

             "Collateral" means those assets of BORROWER described in Paragraph
3.1 hereof.


                                       (2)

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             "Corporate Guarantors" means and refers to Oregon Avenue
Enterprises, Incorporated, Marine Information Technology, Inc., CRT, Inc., The Riverfront Development Corporation, Holt Warehousing Company, T and L Leasing Corp., Broadway Equipment Leasing Corp., Refrigerated Distribution Center, Inc., Holt Cargo Systems of California, B.H. Sobelman & Co., Inc., and Holt Hauling & Warehousing Systems, Inc.

             "Debt" means funds necessary to service principal payments due and owing on all debts of BORROWER (including, but not limited to, payments owing under any Capital Leases).

             "Designated Rate" means that floating annual rate of interest, calculated on a 365 day basis but charged for the number of days actually elapsed, in any year or part thereof, established and published by BANK from time to time as its reference rate in making loans, but which rate may not reflect the lowest rate of interest charged to any particular borrower or class of borrowers.

             "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time.

             "Event of Default" means each of the events listed in Paragraph 8.1 hereof.

             "Financing Statements" means any and all financing statements, amendments and/or continuation statements required to perfect and keep perfected in favor of BANK any security interest created hereby or under any Loan Document pursuant to the Uniform Commercial Code as adopted in any state having jurisdiction over the Collateral.

             "Financial Statements" means the financial statements of BORROWER prepared on a combined basis by an independent certified public accountant acceptable to BANK or by BORROWER'S Chief Financial Officer, as more particularly described in Paragraph 6.1.1 hereof.

             "Financed Equipment" means all material handling equipment used or useful in BORROWER'S business purchased or refinanced with Term Advances.

             "Governmental Approvals" means all authorizations, consents, approvals, licenses and exemptions of, registrations and filings with, and reports to, all governmental bodies.

             "Guarantors" means the Corporate Guarantors and the Individual Guarantor each of which has executed and delivered to BANK the Guaranty and any other Person which may in the future guaranty the Indebtedness on behalf of the BORROWER.


                                       (3)

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             "Guaranty" means the joint and several unconditional surety and guaranty by the Corporate Guarantors and the limited surety and guaranty of the Individual Guarantor of BORROWER'S obligations under this Agreement, the Notes and the Loan Documents to be executed and delivered by each of GUARANTORS at Closing.

             "Individual Guarantor" means Thomas J. Holt.

             "Indebtedness" means all amounts due from BORROWER to BANK pursuant to Article II hereof and otherwise arising out of or in correction with this Agreement or any other Loan Document.

             "Interim Loan Documents" means and refers to the Surety Agreement, dated July 17, 1989, between BANK and BORROWER and BORROWER'S Note, dated July 17, 1989.

             "Loan" means the aggregate amount of the loan described in this Agreement in the form of the Cash Line, the Term Loan, and the Time Loan.

             "Loan Documents" means any and all documents, agreements, assignments, notes, mortgages, certificates, opinions or other instruments required to be given by or for BORROWER or any of GUARANTORS pursuant to the terms hereof or in connection with the Loan, other than this Agreement.

             "Materially Adverse Effect" means a materially adverse effect upon BORROWER'S business, assets, liabilities, financial condition, results of operations, or its ability to perform its obligations under this Agreement, the Notes and the Loan Documents to which it is a party, all in accordance with their respective terms.

             "Maximum Cash Line" means the maximum aggregate principal amount which BANK shall make available to BORROWER at any time from the Closing until the Termination Date, which amount shall not exceed $1,000,000.

             "Maximum Term Loan" means the maximum aggregate amount of Term Advances, which amount shall not exceed the lesser of $1,000,000 or 80% of the cost of refinancing of the Financed Equipment to be so purchased or refinanced with the Term Advances.

             "Minimum Cash Flow" means net profit after taxes plus depreciation and amortization.

             "Omnibus Agreement" means the Omnibus Agreement by and among BORROWER and the Corporate Guarantors.

             "Operating Lease" means any lease of any property which is not a Capital Lease.


                                       (4)

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             "Notes" means collectively the Cash Note, the Term Note and the
Time Note.

             "Person" means an individual, corporation, partnership, trust or unincorporated organization, or a government or any agency or political subdivision thereof.

             "Proceeds of Sale or Refinance of Assets" means net proceeds outstanding at any time arising from the sale or refinance of BORROWER'S assets not used by BORROWER to purchase or acquire capital assets to replace those sold or to provide other capital assets to BORROWER.

             "RICO" means the Racketeer Influenced and Corrupt Organizations Act, as amended by the Comprehensive Crime Control Act of 1984, 18 U.S.C. ss.1961-68.

             "Rules" means any law, regulation, or rule of practice by which BANK is bound or to which it adheres.

             "Tangible Net Worth" means the combined sum of BORROWER'S: (i) capital stock, (ii) capital in excess of par or stated value of shares of capital stock, (iii) retained earnings, (iv) any debt of BORROWER to the owners of its capital stock which is subordinated to the Indebtedness on terms and conditions satisfactory to BANK, and (v) any other account which, in accordance with generally accepted accounting principles consistently applied, constitutes shareholders' equity; less the sum of: (a) any capital write-up resulting from re-appraisal of assets or investments previously set forth on the combined balance sheet of BORROWER at a lower amount, (b) treasury stock, and (c) any intangible assets carried on the books of BORROWER.

             "Term Advance" means the cash which BANK advances to or for the benefit of BORROWER under the Term Loan subject to and in accordance with the provisions of Article II hereof.

             "Termination Date" means May 31, 1990.

             "Term Loan" means the term facility granted hereby by BANK to BORROWER, evidenced by the Term Note, subject to and in accordance with the provisions of Article II hereof.

             "Term Note" means the promissory note of BORROWER in favor of BANK to evidence BORROWER'S payment obligations under this Agreement with respect to the Term Loan.

             "Time Loan" means the $1,500,000 which BANK advanced to BORROWER on July 17, 1989, pursuant to the Interim Loan Documents.


                                       (5)

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             "Time Note" means the promissory note of BORROWER in favor of BANK to evidence BORROWER'S payment obligations under this Agreement with respect to the Time Loan.

             "Unmatured Event of Default" means and refers to any event, act or occurrence which with the passage of time or giving of notice or both becomes an Event of Default.

         1.2 Construction of Definitions. All terms defined herein shall be construed to include the plural or the singular, and references to persons in the masculine or neuter gender shall refer to all persons or entities, as the context requires.

         1.3 Accounting Reports and Principles. The character or amount of any asset, liability, account or reserve and of any item of income or expense to be determined, and any combination or other accounting computation to be made, and the construction of any definition containing a financial term, pursuant to this Agreement or any Loan Document, shall be construed, determined or made, as the case may be, in accordance with generally accepted accounting principles, consistently applied and in effect as of the date of such determination, computation or construction, unless such principles are inconsistent with any express provision of this Agreement. All financial statements required to be provided hereunder shall be made in combination and on a combined basis.

         1.4 Business Days. etc. Whenever any payment or other obligation hereunder or under any of the Notes or Loan Documents is due on a day other than a Business Day, such shall be paid or performed on the Business Day next following the prescribed due date, and such extension of time shall be included in the computation of interest and charges.

                                   ARTICLE II
                                    THE LOAN

         2.1 The Cash Line. Provided that no Event of Default or Unmatured Event of Default shall have occurred and be continuing, and subject to the terms and conditions set forth herein, commencing with the date hereof and expiring on the Termination Date, BANK will extend to BORROWER the Cash Line pursuant to which the BANK will make aggregate Cash Advances to or for the benefit of BORROWER up to the Maximum Cash Line, which BORROWER may from time to time borrow, repay and reborrow.

             2.1.1 Mandatory Payments. In the event that the principal amount outstanding under the Cash Line shall at any time exceed the Maximum Cash Line, BORROWER shall immediately pay such


                                       (6)
excess to BANK within five (5) days of BANK'S written demand upon BORROWER.

             2.1.2 Interest Rate. All Cash Advances shall bear interest from the date the Cash Advance is made until repaid in full, at an interest rate equal to the sum of the Designated Rate plus one-half percent (1/2%) per annum.

             2.1.3 Maturity/Repayment Schedule. All Cash Advances shall be repaid as follows:

                  2.1.3.1 Interest shall be paid on the outstanding principal balance of all Cash Advances, at the interest rate provided in Paragraph 2.1.2 hereof, on the first day of each month, commencing the first day of the month after the month in which the first Cash Advance is made; and

                  2.1.3.2 Principal and any accrued and unpaid interest shall be due and payable on demand on or after the Termination Date.

             2.1.4 Cash Note. To evidence BORROWER'S obligations under this Agreement with respect to the Cash Line, BORROWER shall execute and deliver to BANK the Cash Note.

         2.2 The Time Loan. BANK has fully funded the Time Loan for BORROWER'S working capital needs.

             2.2.1 Interest Rate. The Time Loan shall bear interest at the fixed rate of eleven (11%) percent per annum.

             2.2.2 Maturity/Repayment Schedule. The Time Loan shall be repaid as follows:

                  2.2.2.1 Interest shall be payable at the interest rate provided in Paragraph 2.2.1 hereof, on the first day of each month, commencing August 1, 1989 through and including July 1, 1990.

                  2.2.2.2 Principal and any accrued and unpaid interest shall be due and payable on demand on or after July 17, 1990.

             2.2.3 Prepayment Penalty. Any prepayment of the principal of the Time Loan shall be accompanied by a payment of a prepayment premium equal to 5% of the principal amount outstanding for any prepayments made during the first six months after the date hereof, and a prepayment premium equal to 2% of the principal amount outstanding for any prepayments made after the six month period following the date hereof.


                                       (7)

             2.2.4 Time Note. To evidence BORROWER'S obligations under this Agreement with respect to the Time Loan and to replace BORROWER'S Note dated July 17, 1989 in original principal amount of $1,000,000, BORROWER shall execute and deliver to BANK The Time Note.

         2.3 The Term Loan. Provided that no Event of Default shall have occurred and be continuing, and subject to the terms and conditions set forth herein, commencing with the date hereof and expiring on the ninetieth day following the date hereof, BANK will extend to BORROWER the Term Loan, pursuant to which BANK will make Term Advances to or for the benefit of BORROWER up to the lesser of the aggregate sum of One Million ($1,000,000) or 80% of the cost or refinancing of the Financed Equipment to be purchased or refinanced with the Term Advances. $-0- shall be drawn at Closing, and provided that no Event of Default or Unmatured Event of Default shall have occurred and be continuing, not less than $100,000 may be drawn by BORROWER upon three (3) days prior written notice to BANK at any time within ninety days from the date hereof, and all such requests for Term Advances, including Closing, shall be accompanied by a list of Financed Equipment in the form attached hereto as Schedule 2.3, together with Uniform Commercial Code termination statements with respect thereto to release previous liens on Financed Equipment and Financing Statements with respect thereto, and together with certificates of insurance pursuant to paragraph 6.1.7 hereof covering the Financed Equipment and the Landlord's Waiver pursuant to paragraph 4.1.6 hereof. Unless BANK consents thereto, BORROWER shall have no right to reborrow under the Term Loan and no amounts will be advanced after the 90th day following Closing. Notwithstanding Paragraph 2.3.2.2, in the event that the principal amount outstanding under the Term Loan shall at any time exceed the Maximum Term Loan, BORROWER shall immediately pay such excess to BANK within five (5) days of BANK'S written demand upon BORROWER.

             2.3.1 Interest Rate. All Term Advances shall bear interest from the date the Term Advance is made at an interest rate equal to the sum of the Designated Rate plus three-fourths (3/4%) percent per annum.

             2.3.2 Maturity/Payment Schedule. The Term Loan shall be repaid as follows:

                  2.3.2.1 Interest shall be paid at the interest rate provided in Paragraph 2.3.1 hereof on the outstanding principal balance of the Term Loan, in arrears on and to the first day of each month, commencing the first month following Closing; and

                  2.3.2.2 Principal shall be paid in sixty equal monthly installments of $16, 666.66 commencing on the first day of the fourth month following Closing with all remaining unpaid principal and accrued interest being due and payable on the first day of the month which is five years and four months following Closing.


                                       (8)

                  2.3.3.1 BORROWER may pre-pay the principal balance of the Term Loan in whole or in part at any time, without premium or penalty.

                  2.3.3.2 All Proceeds of Sales or Refinance of Assets shall be applied dollar-for-dollar to the repayment of the Term Loan, unless BORROWER purchases or acquires capital assets of equal or greater value to replace those sold and grants to BANK a first priority security interest in and lien on such Financed Equipment. All such mandatory repayments shall be credited to principal in inverse order of maturity.

                  2.3.3.3 Voluntary prepayments under Paragraph 2.3.3.1 shall be credited in the following order of priority: (i) to reimburse BANK for any fees, costs or expenses as provided hereunder or under any of the Notes or Loan Documents (as are customarily charged by the BANK to its customers under similar circumstances); (ii) to all accrued and unpaid interest in connection with the Term Loan; and (iii) in inverse order of maturity of installments of principal under the Term Loan. So long as any principal in connection with the Term Loan remains unpaid, no Prepayment shall relieve BORROWER from its obligation to make scheduled payments of principal under the Term Note.

             2.3.4 Term Note. To evidence BORROWER'S obligations under this Agreement with respect to the Term Loan, BORROWER shall execute and deliver to Bank the Term Note.

        2.4 General Provisions

             2.4.1 Application of Funds. Except as provided in Paragraph 2.3.3.3 hereof, and provided that no Event of Default or Unmatured Event of Default had occurred hereunder or under any of the Notes of the Loan Documents, all payments shall be credited at the direction of BORROWER to the Cash Note, the Term Note or the Demand Note, and payments shall be applied by BANK in the following order of priority: (i) to reimburse BANK for any fees, costs, disbursements or expenses as provided hereunder or under any of the Notes or the Loan Documents (as are customarily charged by the BANK to its customers under similar circumstances); (ii) to interest; and (iii) to principal. Upon the occurrence of any Event of Default or Unmatured Event of Default, BANK may, at BANK's election, credit so much of any payment received from BORROWER to the Cash Note, Term Note or the Demand Note or any other portion of the Indebtedness as BANK shall see fit.

             2.4.2 Bank Costs. BORROWER shall, upon written request of BANK, pay BANK the amount of all unpaid BANK costs within


                                       (9)
ten (10) days after such notice. Until paid, all past due and owing BANK Costs shall be deemed to be part of the principal balance of the Loan, bear interest as provided in Paragraph 2.3.1 hereof and be secured by the Collateral.

             2.4.3 Use of Proceeds. The proceeds of the Cash Line and Time Loan shall be used for BORROWER'S working capital purposes. The proceeds of the Term Loan shall be used to purchase or refinance a maximum of eighty percent of the purchase price or refinancing cost of Financed Equipment purchased or refinanced.

             2.4.4 Interest; Late Payments. Interest under each of the Notes shall be calculated on a 365-day basis but charged for the number of days actually elapsed during any year or part thereof. The Designated Rate shall be adjusted daily to reflect changes in the Designated Rate and each adjustment shall be effective on the day the change occurs. If during any period of time the interest rate under any Note would exceed the maximum rate of interest allowed by applicable law, the interest rate under such Note during such period of time shall equal the maximum rate of interest allowed by applicable law. If any amounts of principal and interest due and owing hereunder are not paid when due, BORROWER shall pay to BANK a late payment fee equal to 2% of the amount of such past due principal and interest if paid on or before the 10th day after the same becomes due, and a late payment fee equal to 4% of the amount of any past due principal and interest paid after the 10th day after the same becomes due.

             2.4.5 Cash Advance and Term Advance Procedure. BANK shall make a good faith effort to make all Cash Advances and Term Advances to BORROWER on the same Business Day as BANK receives a request from BORROWER for the Cash Advance or the Term Advance, provided that such request is received by BANK no later than 1 P.M. of that Business Day, but in any event within two (2) Business Days thereafter. BANK shall have or incur no liability to BORROWER in acting upon any telephonic notice requesting a Cash Advance or a Term Advance which BANK believes in good faith to have been given by a duly authorized officer or other person authorized to borrow on behalf of BORROWER or for otherwise acting in good faith under this Paragraph.

                                   ARTICLE III
                                    SECURITY

         3.1 Collateral Generally.

             3.1.1 Security Interest in Financed Equipment. As security for the payment of the Term Note and as conditional security for the payment of the Cash Note, the Demand Note, and performance and discharge of all of the Indebtedness, BORROWER hereby grants to


                                      (10)

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BANK a first lien security interest in and to all of BORROWER'S Financed
Equipment.

             3.1.2 Cross Default upon Event of Default. An Event of Default under the Cash Line, Time Loan or Term Loan shall be deemed an Event of Default under the Loan and entitle BANK to the remedies set forth in Article VIII hereof.

         3.2 Security Agreement. The parties hereto hereby acknowledge and agree that the provisions of this Agreement are intended to constitute a security agreement under the Pennsylvania Uniform Commercial Code.

         3.3 Titles to Financed Equipment. BORROWER agrees to deliver when acquired by BORROWER all certificates of title to any of the Financed Equipment for which a certificate of title is issued, duly endorsed and with all additional documents required to record valid liens thereon.

         3.4 Financing Statements. BORROWER agrees to execute and deliver to BANK any and all financing statements requested by BANK to perfect and keep perfected any security interest created under this Agreement or under any Loan Document and under the Uniform Commercial Code of any state having jurisdiction over the Collateral.

         3.5 Guaranty. To secure the performance of BORROWER hereunder, BANK has requested, and made a condition of Closing, the guaranties of the Guarantors.

         3.6 Interim Loan Documents Replaced. This Agreement, the Notes, and the other Loan Documents supplant in their entirety the Interim Loan Documents.

                                   ARTICLE IV
                              CONDITIONS PRECEDENT

         4.1 Documents to be Produced. As conditions precedent to the performance by BANK of any of BANK'S obligations hereunder, BORROWER and each of Guarantors, where applicable, shall deliver to BANK, in form and substance satisfactory to BANK and BANK'S counsel, in addition to this Agreement, the following documents and instruments:

             4.1.1 The Cash Note;

             4.1.2 The Time Note;

             4.1.3 The Term Note;


                                      (11)

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             4.1.4 The Guaranties of the Corporate Guarantors and the Individual
Guarantor;

             4.1.5 Omnibus Agreement;

             4.1.6 Landlords' Waivers in the form attached hereto as Schedule
4.1.6 for all of BORROWER'S places of business as listed on Schedule 4.1.6 hereto;

             4.1.7 On behalf of BORROWER: (i) a copy of its Articles of Incorporation, By-laws, and Resolutions adopted by its Board of Directors authorizing the execution, delivery and performance of this Agreement, the Notes, the Omnibus Agreement, the Loan Documents to which BORROWER is a party and all other documents and instruments required by BANK for the implementation of this Agreement, each certified by BORROWER'S Secretary to be true and correct copies of the originals and to be in full force and effect as of the date of Closing; and (ii) an Incumbency and Signature Certificate with respect to its officers authorized to execute and deliver this Agreement, the Notes, the Loan Documents to which BORROWER is a party and all other documents and instruments required by BANK for the implementation of this Agreement;

             4.1.8 On behalf of each Corporate Guarantor: (i) a copy of its Articles of Incorporation, By-laws, and Resolutions adopted by its Board of Directors authorizing the execution, delivery and performance of the Guaranty, the Omnibus Agreement, the Loan Documents to which it is a party and all other documents and instruments required by BANK for the implementation of this Agreement, each certified by its Secretary to be true and correct copies of the originals and to be in full force and effect as of the date of Closing; and (ii) an Incumbency and Signature Certificate with respect to its Officers authorized to execute and deliver the Guaranty and other Loan Documents to which it is a party and all other documents and instruments required by BANK for the implementation of this Agreement;

             4.1.9 A Certificate of Good Standing, or a telegram to that effect, with respect to BORROWER and each Corporate Guarantor, issued by the Secretary of State BORROWER'S and each Corporate Guarantor's respective state of incorporation, dated within twenty-one (21) days of Closing and a certificate or telegram from the appropriate governmental agency indicating that BORROWER and each of the Corporate Guarantors is duly qualified as a foreign corporation in each state in which its activities require such qualification;

             4.1.10 All Loan Documents, and all other documents and instruments required by BANK for the implementation of this Agreement, to which BORROWER or any of the Guarantors, as the case may be, is a party;


                                      (12)

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             4.1.11 Such Financing Statements as may be requested by BANK;

             4.1.12 Certificates of Title to Financed Equipment refinanced at Closing;

             4.1.13 Such security interest, lien and judgment searches pertaining to BORROWER, any of Guarantors or the Collateral as BANK may request;

             4.1.14 Opinions of BORROWER'S and Guarantors' counsel pertaining to Paragraphs 5.1.1, 5.1.2, 5.1.5, 5.1.6, 5.1.7, 5.1.8 (to counsel's knowledge)
and 5.1.11, dated the date of Closing;

             4.1.15 The combined Financial Statement of BORROWER and the Corporate Guarantors dated as of March 31, 1989, all as more particularly described in Paragraph 6.1.1 hereof, prepared on a combined basis in accordance with generally accepted accounting principles consistently applied and certified to BANK by the Chief Financial Officers of BORROWER and each Corporate Guarantor;

             4.1.16 Certificates of insurance regarding all policies of insurance insuring all of the Financed Equipment of BORROWER, all in conformance with the requirements set forth in Section 6.1.7 hereof; and

             4.1.17 Such additional documents or instruments as BANK may reasonably require.

         4.2 Pre-Closing Legal Expenses. As a condition precedent to the execution of this Agreement by BANK and BANK'S performance hereunder, BORROWER shall pay BANK an amount equal to the legal fees and expenses incurred by BANK arising out of the pre-Closing preparation of this Agreement, the Notes and the other Loan Documents and the attendance at Closing of BANK'S counsel.

         4.3 Other Conditions Precedent. As additional conditions precedent to the performance by BANK of any of its present or future obligations hereunder:
(i) all representations and warranties made by BORROWER or any of Guarantors hereunder or under any Loan Document shall be true, complete and correct in all material respects as of the date made; and (ii) BORROWER and each Guarantor shall be in compliance with all of the terms and conditions of this Agreement, the Notes, the Guaranty and each of the other Loan Documents.


                                      (13)

                                   ARTICLE V
                        REPRESENTATIONS AND WARRANTIES.

         5.1 BORROWER represents and warrants to BANK as follows:

             5.1.1 Good Standing. BORROWER is a corporation duly organized, validly existing and in good standing under the laws of the state of its incorporation; has the corporate power and authority to own and operate its properties and to carry on its businesses where and as contemplated; is duly qualified as a foreign corporation to do business in, and is in good standing in, every jurisdiction where the nature of its business requires such qualification; and BORROWER does not employ or has not employed during the last five (5) years any fictitious or trade names except as listed on Schedule 5.1.1 hereof.

             5.1.2 Power and Authority. The making, execution, issuance and performance by BORROWER of this Agreement, the Notes and each of the Loan Documents to which it is a party, has been duly authorized by all necessary corporate action of BORROWER and will not violate any provision of law or regulation, or charter or by-laws of BORROWER, and will not violate any agreement, trust or other indenture or instrument to which BORROWER is a party or by which BORROWER or any of its property is bound, so that this Agreement, the Notes and each of the Loan Documents, when executed, issued and delivered, will be valid and binding obligations of BORROWER, enforceable in accordance with their respective terms, except to the extent that enforceability is limited or affected by applicable bankruptcy, insolvency, reorganization or other similar laws affecting creditors' rights generally;

             5.1.3 Priority of Liens: Location and Condition of Collateral. The Collateral will be owned absolutely by BORROWER, free and clear of all liens, encumbrances, security interests or other rights of third parties, subject only to the rights and interests granted BANK herein and in the Loan Documents;

             5.1.4 Financial Condition. The combined financial statements of BORROWER dated as of December 31, 1988, together with the interim financial statements of BORROWER as of March 31, 1989 heretofore furnished to BANK, are each complete and correct in all material respects, have been prepared in accordance with generally accepted accounting principles consistently applied and fairly present the financial condition and results of operations of BORROWER as of said dates. Except as set forth on Schedule 5.1.4 attached hereto, BORROWER has no fixed, accrued or contingent obligation or liability for taxes or otherwise that is not disclosed or reserved against on BORROWER'S balance sheets. BORROWER has filed all tax returns required to be filed by BORROWER with any taxing authority. Since December 31, 1988, there has been no change in the


                                      (14)
condition of BORROWER financial or otherwise, from that set forth in the respective balance sheets as of said dates set forth therein that would have a Materially Adverse Effect upon BORROWER, other than changes previously disclosed to BANK in writing. BORROWER has no actual knowledge of facts or circumstances, after due inquiry, which would give BORROWER reason to believe, that there has been or will be a change relating to the business of BORROWER that would cause a Materially Adverse Effect;

             5.1.5 No Litigation. Claims or Tax Liens. Except as set forth on
Exhibit 5.1.5 attached hereto, there are no suits, proceedings or tax liens pending or in existence, or, to the knowledge of BORROWER after due inquiry, threatened against or affecting BORROWER which have not already been disclosed to BANK, and BORROWER is not in default in the performance of any agreement to which it is a party or by which it is bound or with respect to any order, writ, injunction or decree of any court, or any federal, state, municipal or other government agency or instrumentality, domestic or foreign that would have a Material Adverse Effect on BORROWER;

             5.1.6 Compliance. Except as set forth on Exhibit 5.1.6 hereof, BORROWER has all Governmental Approvals necessary for the conduct of its business and the conduct of such business is not and has not been in violation of any such Governmental Approvals or any applicable federal or state law, rule or regulation. BORROWER does not require any Governmental Approvals to enter into, or perform under, this Agreement, the Notes or any of the Loan Documents;

             5.1.7 Compliance with Regulations U and X. BORROWER is not engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meanings of Regulations U and X of the Board of Governors of the Federal Reserve System);


                                       (15)

Individual Guarantor to furnish to BANK, within one hundred twenty (120) days after the end of each fiscal year, the Individual Guarantor's balance sheet as of the last day of such year;

             6.1.2 Maintain and cause the Corporate Guarantors to maintain their respective corporate existence and all necessary foreign qualifications in good standing; continue to comply with all applicable statutes, rules and regulations with respect to the conduct of BORROWER'S and the Corporate Guarantors' businesses and maintain all necessary licenses and permits required for the conduct of BORROWER'S and the Corporate Guarantors' businesses; and immediately notify BANK of: (i) any proposed merger, consolidation or acquisition with, by, or of any other entity (which notice shall not, in and of itself be deemed an Event of Default); (ii) any borrowing or debt from a source other than BANK in excess of $500,000 per transaction and not otherwise included in financial projections delivered to BANK prior to Closing; (iii) any Capital Lease or Operating Lease expense in excess of $500,000 per transaction; and (iv) any change in BORROWER'S or any Corporate Guarantor's name (including trade names) or principal places of business or the location of any records, offices, registered agents or Collateral;

             6.1.3 Establish and maintain with BANK a money market or other interest-bearing account in original principal amount of not less than $200,000.

             6.1.4 Promptly pay and discharge all taxes, governmental charges and assessments levied and assessed or imposed upon the Collateral or any portion thereof, or upon the purchase, ownership, delivery, leasing, possession, use, operation, return or other disposition thereof, or upon or with respect to this Agreement, the Notes or any of the Loan Documents, and pay all other claims which, if unpaid, might become liens or charges upon the Collateral, provided, however, that nothing in this Paragraph shall require BORROWER to pay any such taxes, assessments or claims so long as BORROWER shall in good faith contest the amount or validity thereof and shall establish reserves against such taxes, assessments or claims in kind and amount reasonably satisfactory to BANK;

             6.1.5 Provide BANK at any time or from time to time on request with such Financing Statements and such additional instruments or documents as BANK may deem necessary or appropriate in order to perfect, protect and maintain the security interests and liens granted to BANK pursuant to the terms of this Agreement or any of the Loan Documents;

             6.1.6 With reasonable promptness, furnish to BANK such additional information and data concerning the business and financial condition of BORROWER or any Corporate Guarantor as may be reasonably requested by BANK and afford BANK or BANK'S agents access to the financial books and records (including computer tapes, discs


                                      (16)
or other computer prepared information) and properties of BORROWER at all reasonable times upon reasonable prior notice and permit BANK or BANK'S agents to make copies and abstracts of same and to remove such copies and abstracts from the premises of BORROWER;

             6.1.7 Maintain general public liability, casualty and workers' compensation insurance with respect to each of BORROWER'S businesses and assets in such amounts and against such hazards and liabilities as is customarily maintained by similarly situated companies operating similar businesses (including but not limited to, fire and casualty with extended coverage, vandalism and malicious mischief), with respect to each and every location where BORROWER operates Financed Equipment, and with such insurance companies as are rated B+ or better by A.M. Best. All policies of insurance covering the Collateral shall be in such amounts sufficient to satisfy any applicable co-insurance requirements, insure BANK as BANK'S interest may appear. All policies of insurance shall provide no less than thirty (30) days notice of cancellation or material change endorsements in favor of BANK and if available shall contain a waiver of the right of the insurer to assert against BANK any defenses which the insurer could assert against BORROWER;

             6.1.8 Promptly defend all actions, proceedings or claims affecting BORROWER or any of its business property and promptly notify BANK of the institution of, or any change in, any uninsured action, proceeding or claim if the same is in excess of $100,000 and would have a Materially Adverse Effect on the financial condition of BORROWER;

             6.1.9 Maintain, preserve, protect and keep in good order and condition all Collateral and all other property used in the conduct of BORROWER'S business and, from time to time, make all necessary or appropriate repairs, replacements and improvements thereto;

             6.1.10 Promptly give written notice to BANK of the occurrence or imminent occurrence of any event which in the reasonable opinion of BORROWER causes or would imminently cause a Materially Adverse Effect or any representation or warranty made in Article V hereof to be untrue at any time, or which would cause BORROWER to be in default hereunder or under any of the Notes or Loan Documents for any reason, or of any material casualty to any of the Collateral or other property of BORROWER;

             6.1.11 Maintain the character and nature of BORROWER'S businesses as they exist as of Closing;

             6.1.12 On a combined basis and as determined in accordance with generally accepted accounting principles consistently applied:


                                      (17)

                  6.1.12.1 Calculated annually as of the end of the last day of the fiscal year, maintain a Debt to Tangible Net Worth ratio of not more than
4.0 to 1.0 from Closing until December 31, 1989; from January 1, 1990 to December 31, 1990, a ratio of no less than 3.75 to 1.0; and from January 1, 1991 to December 31, 1991, a ratio of not less than 3.50 to 1.0;

                  6.1.12.2 Have a Tangible Net Worth of no less than the following amounts for the periods set beside each amount:

                  as of December 31, 1989 - $26,500,000

                  as of December 31, 1990 - $29,500,000

                  as of December 31, 1991 - $33,500,000

                  6.1.12.3 Maintain a Minimum Cash Flow of $8,000,000 at December 31, 1989; $9,000,000 at December 31, 1990; and $10,000,000 at December
31, 1991; and

                  6.1.12.4 Not make any capital expenditure, or any commitment therefor, or purchase or enter into a Capital Lease for any real or personal property in any one fiscal year which, when aggregated with all such expenditures, commitments, purchases and Capital Leases of BORROWER are in excess of the following amounts: (i) $22,500,000 during the period from the date hereof until December 31, 1989; (ii) $10,000,000 during the next succeeding twelve months; and (iii) $8,000,000 during the next succeeding twelve months;

             6.1.13 Comply in all material respects with ERISA and furnish to BANK, as soon as possible and in any event within thirty (30) days after BORROWER knows that any reportable event, as defined in Title IV of ERISA, has occurred with respect to any plan subject to Title IV of ERISA and maintained for the employees of BORROWER or any corporation, trade, business or affiliated service group (whether or not incorporated) which is under common control with BORROWER or any affiliate of any of them, and is treated as a single employer with BORROWER under section 414(b), (c) or (m) of the Internal Revenue Code of 1954, as amended (a "Plan"), or that the Pension Benefit Guaranty Corporation or BORROWER instituted or, to BORROWER'S knowledge, intends to institute proceedings under Title IV of ERISA to terminate any Plan, a certificate of the Chief Financial Officers of BORROWER setting forth details as to such reportable event and the action which BORROWER propose to take with respect thereto, together with a copy of any notice of such reportable event that may be required to be filed with the Pension Benefit Guaranty Corporation, or any notice delivered by the Pension Benefit Guaranty Corporation evidencing its intent to institute such proceedings or any notice to the Pension Benefit Guaranty Corporation that such Plan is to be terminated, as the case may be; and


                                      (18)

             6.1.14 Maintain the management of BORROWER among the persons listed on Schedule 6.1.14 hereto; and

             6.1.15 Maintain or keep all of the Financed Equipment at the BORROWER'S principal place of business at 701 N. Broadway, Gloucester City, New Jersey.

                                   ARTICLE VII
                               NEGATIVE COVENANTS

         7.1 BORROWERS' Covenants.

             7.1.1 So long as any portion of the Indebtedness shall remain outstanding and unpaid, BORROWER covenants and agrees that, in the absence of prior written consent of BANK, BORROWER will not:

                  7.1.1.1 Create, incur, assume or permit to exist any mortgage, lien, pledge, charge, security interest or other encumbrance upon any of its accounts receivable, whether now owned or hereafter acquired, except: (i) security interests which may be given with respect to money borrowed from BANK;
(ii) liens for taxes or governmental claims not yet due or which are being duly contested and reserved in accordance with Paragraph 6.1.4 hereof, and will not permit any of the Collateral to be levied upon under any legal process; and
(iii) as permitted pursuant to Paragraph 5.1.3 hereof;

             7.1.2 So long as any portion of the Indebtedness shall remain outstanding and unpaid, BORROWER covenants and agrees that without notice to BANK (which notice shall not itself constitute an Event of Default), BORROWER will not:

                  7.1.2.1 Create, assume, incur or otherwise become liable to any Person, including Capital Lease and Operating Lease expense in the ordinary course of business, for amounts in excess of $500,000 per transaction and not otherwise included in financial projections delivered to BANK prior to Closing;

                  7.1.2.2 Change the general character of BORROWER'S business from that in which it is currently engaged; enter into proceedings in total or partial dissolution;

                  7.1.2.3 Declare any dividends, whether in cash or stock, or make any other distributions to Shareholders except as permitted under the Internal Revenue Code of 1986, as amended, to Shareholders of "S" Corporations.

                  7.1.2.4 Use any part of the proceeds of the Loan to purchase or carry, or to reduce, retire or refinance any


                                      (19)
credit incurred to purchase or carry, any margin stock (within the meaning of Regulations U and X of the Board of Governors of the Federal Reserve System) or to extend credit to others for the purpose of purchasing or carrying any margin stock. If requested by BANK, BORROWER will furnish to BANK statements in conformity with the requirements of Federal Reserve Form U-1 referred to in said Regulation;

                  7.1.2.5 Engage in any conduct or take or fail to take any actions which will, or could, if the facts and circumstances relative thereto were discovered, give rise to any criminal indictment or civil action against BORROWER under RICO.

                                  ARTICLE VIII
                                     DEFAULT

         8.1 Events of Default. The occurrence of any one or more of the following events shall constitute an "Event of Default" hereunder, under the Notes and under each of the Loan Documents:

             8.1.1 Failure by BORROWER to pay any Indebtedness or any portion thereof within ten (10) days after the same becomes due;

             8.1.2 Failure by BORROWER, any Corporate Guarantor or the Individual Guarantor to observe or perform any agreement, condition, undertaking, term, provision or covenant (other than the covenants set forth in Paragraph 6.1.12 hereof) in this Agreement, the Notes or any Loan Document, by, between or among BORROWER or any Corporate Guarantor and BANK;

             8.1.3 The default by Borrower or any of the Guarantors in the payment when due (subject to any applicable grace period), whether by acceleration or otherwise, of any Outstanding Indebtedness (as hereinafter defined) of Borrower or any of the Guarantors in excess of $1,000,000 in the aggregate (except any Outstanding Indebtedness from Borrower or any Guarantor to any other Guarantor) or any interest or premium thereon, or in the performance or observance of any obligation or condition with respect to any Outstanding Indebtedness if the effect of such default is to accelerate the maturity of any such Outstanding Indebtedness or to permit the holder or holder thereof, or any trustee or agent for such holders, to cause such Outstanding Indebtedness to become due and payable prior to its expressed maturity, and such Outstanding Indebtedness shall be declared to be due and payable or required to be prepaid (other than by a regularly scheduled prepayment) prior to stated maturity whether or not any such default shall subsequently be cured. For purposes of this paragraph 8.1.3, the term "Outstanding Indebtedness" shall mean all indebtedness of Borrower


                                      (20)
or any Guarantors to any person as reflected on Borrower's Financial Statements as of March 31, 1989 or otherwise incurred thereafter.

             8.1.4 Failure of BORROWER to timely and completely perform and comply with each of the covenants set forth in Paragraph 6.1.12 hereof;

             8.1.5 Failure of any Corporate Guarantor or the Individual Guarantor to observe or perform any agreement, condition, undertaking, term, provision or covenant in the Guaranty;

             8.1.6 A determination by BANK in its reasonable opinion that any material representation or warranty made in this Agreement, the Notes, the Guaranty or any other Loan Document furnished by BORROWER any Corporate Guarantor, or the Individual Guarantor in connection with this Agreement, the Notes, any of the Loan Documents or otherwise in connection with the making of the Loan hereunder is untrue in any material respect or fails to contain a material fact necessary in order to make the representation or warranty true and correct in all material respects.

             8.1.7 BORROWER, any Corporate Guarantor, or the Individual Guarantor shall become insolvent or unable to pay its debts as they mature, or files a voluntary petition or suffers any involuntary petition to be filed against it under any provision of any state or Federal bankruptcy or insolvency statute (which involuntary petition has not been dismissed or discharged within sixty (60) days of filing), or makes an assignment or any other transfer of assets for the benefit of its or his creditors, or applies for, or consents to the appointment of, a receiver for its or his assets, or suffers the filing against its property of any attachment or garnishment and the same shall not be released or stayed within sixty (60) days;

             8.1.8 Entry of a final judgment or judgments against BORROWER, or any Guarantor in an aggregate amount exceeding $1,000,000 in any twelve (12) month period, which is not covered by insurance, enforcement of which judgment or judgments has not been stayed or satisfied within thirty (30) days after entry; or

             8.1.9 BORROWER shall fail to give BANK prompt written notice of the imposition of any lien or series of liens, other than consensual liens as may be permitted hereunder, against BORROWER or any Guarantor or any of their respective property arising by operation of law in an amount in excess of an aggregate collective amount of $1,000,000 which lien or liens are not discharged or stayed pending appeal within thirty (30) days of entry.

         8.2 Cross Default. Any Event of Default hereunder, whether under the Cash Line, Time Loan or Term Loan shall entitle BANK to the remedies provided in this Article VIII.


                                      (21)

         8.3 Cure Period For Non-monetary Default. Notwithstanding anything contained herein to the contrary, no Event of Default shall be deemed to have occurred or to exist to the extent any event, condition or state of affairs exists, other than the failure to pay any monetary obligations for interest and principal on the Loan when due, under Paragraphs 8.1.2 through 8.1.9 hereof, unless BORROWER shall have had the right to eliminate, resolve, remove or "cure" same within thirty (30) days after written notice with respect thereto has been given to BORROWER by BANK; provided however, that nothing contained herein shall be deemed to enlarge any grace period provided for in the Cash Note, the Term Note, the Time Note or any other Loan Document.

         8.4 Remedies on Default. Upon the occurrence of any Event of Default, BANK may at its election, forthwith declare all Indebtedness to be immediately due and payable, without protest, demand or other notice (which are hereby expressly waived by BORROWER) and, in addition to the rights specifically granted hereunder or now or hereafter existing in equity or at law by virtue of statute or otherwise (each of which rights may be exercised at any time and from time to time), may exercise its rights and remedies available to it at law or in equity or under this Agreement, the Notes, the Guaranty or any other Loan Document, or any other agreement between BORROWER and BANK or any Guarantor and BANK, in accordance with the respective provisions thereof.

         8.5 Assembly of Collateral, etc. BANK may require BORROWER, at BORROWER'S expense, to assemble the Collateral and make it available to BANK at the place or places to be reasonably designated by BANK. BANK shall have the right to sell such Collateral at public or private sale(s) in one or more lots or parcels. BORROWER will pay, as part of the Indebtedness, all reasonable amounts (including but not limited to BANK'S reasonable attorneys' fees, where permitted by applicable law) paid or incurred by BANK: (i) for taxes, levies and insurance on, or maintenance of, such Collateral; and (ii) in taking possession of, disposing of or preserving such Collateral. The requirement of reasonable notice of the time and place of disposition of such Collateral by BANK shall be conclusively met if such notice is personally delivered or mailed, postage prepaid, to BORROWER'S address as specified in this Agreement at least fifteen
(15) days before the time of the sale or disposition. BANK may bid upon and purchase any or all of such Collateral at any public sale thereof. BANK may dispose of all or any part of such Collateral in one or more lots or parcels and at one or more times and from time to time, and upon such terms and conditions, including a credit sale, as it determines in its sole discretion. BANK shall apply the net proceeds of any such disposition of such Collateral or any part thereof, after deducting all costs of BANK incurred in connection therewith, or incidental to the holding, preparing for sale, in whole or part, of the Collateral,


                                      (22)
including reasonable attorneys' fees, in such order as BANK may elect, to the Indebtedness, subject to the provisions of this Agreement, whereupon the remaining proceeds shall be paid to BORROWER.

         8.6 Set-Off Rights Upon Default. Upon and during the continuance of any Event of Default, BANK in addition to any remedies set forth above, shall have the right at any time and from time to time without notice to BORROWER (any such notice being expressly waived by BORROWER), and to the fullest extent permitted by applicable Rules, to set off, to exercise any banker's lien or any right of attachment or garnishment and apply any and all balances, credits, deposits (general or special, time or demand, provisional or final), accounts or monies at any time held by BANK to or for the account of BORROWER, against any and all of the Indebtedness and other obligations of BORROWER now or hereafter existing under this Agreement, the Notes or any Loan Document, whether or not BANK shall have made any demand hereunder or thereunder.

         8.7 Singular or Multiple Exercise; Non-Waiver. The remedies provided herein, in the Notes, in the Loan Documents or otherwise available to BANK at law or in equity, and any warrants of attorney therein contained, shall be cumulative and concurrent, and may be pursued singly, successively or together at the sole discretion of BANK, and may be exercised as often as occasion therefor shall occur; and the failure to exercise any such right or remedy shall in no event be construed as a waiver or release of the same.

                                   ARTICLE IX
                                 MISCELLANEOUS

         9.1 Integration. This Agreement, the Notes and the Loan Documents shall be construed as one agreement, and in the event of any inconsistency, the provisions of the Notes shall control over the provisions of this Agreement or any Loan Document, and the provisions of this Agreement shall control over the provisions of any Loan Document. This Agreement, the Notes and the Loan Documents contain all the agreements of the parties hereto with respect to the subject matter of each thereof and supersede all prior agreements with respect to such subject matter.

         9.2 Modification. Modifications, waivers, amendments or extensions of or to the provisions of this Agreement, the Notes or any Loan Document shall be effective only if set forth in a written instrument signed by BANK and BORROWER.

         9.3 Notices. Any notice of other communication by one party hereto to the other shall be in writing and shall be deemed to have been validly given if personally delivered, three (3) days after


                                      (23)
mailing certified mail return receipt requested, or delivered by a recognized delivery service addressed as follows:

         If to BORROWER:

                  Holt Cargo Systems, Inc.
                  701 N. Broadway
                  Gloucester City, NJ 08030
                  Attn: Bernard Gelman, Vice President

                  With a copy to:

                  John Evans, Esquire

         If to BANK:

                  Bank Leumi Le-Israel B.M.
                  1511 Walnut Street
                  Philadelphia, PA l9102
                  Attn: Robert R. Keeley, Jr., Vice President

                  With a copy to:

                  Mesirov, Gelman, Jaffe, Cramer & Jamieson
                  1500 The Fidelity Building
                  Philadelphia, PA 19109-1088
                  Attn: Meryl D. Gindin, Esquire

BANK and BORROWER may from time to time specify to the other a different address to which all notices and communications are to be given to such party by giving the other party notice of such different address in accordance with this Paragraph.

         9.4 Survival. The terms of this Agreement and all agreements, representations, warranties and covenants made by BORROWER or any Guarantor herein or in any of the Notes or Loan Documents shall survive the issuance and payment of the Notes and shall continue as long as any portion of the Indebtedness shall remain outstanding and unpaid; provided, however, that the covenants set forth in Paragraph 2.4.2 shall survive the payment of the Indebtedness. BORROWER hereby acknowledge that BANK has relied upon the foregoing in making the Loan.

         9.5 Successors and Assigns; Governing Law. This Agreement shall be binding upon and inure to the benefit of the respective successors and assigns of the parties hereto; provided, however, that BORROWER shall not assign this Agreement or any rights or duties arising hereunder without the express prior written consent of BANK. This Agreement shall be construed and enforced in accordance with the internal laws of the Commonwealth of Pennsylvania for contracts made and to be performed in Pennsylvania.


                                      (24)

         9.6 Jurisdiction; Waiver of Jury Trial. Any and all actions, at law or in equity, directly or indirectly arising out of or relating to this Agreement or the Indebtedness, shall be brought, and jurisdiction and venue shall be had exclusively, in the courts of Philadelphia County, Pennsylvania and the United States District Court for the Eastern District of Pennsylvania, AND BANK AND BORROWER HEREBY SUBMIT AND CONSENT IN ADVANCE TO THE JURISDICTION AND VENUE OF SUCH COURTS. The exclusive choice of forum set forth in this Paragraph shall not be deemed to preclude the enforcement by BANK of any judgment obtained in such forum or the commencement of any action by BANK in any appropriate jurisdiction.

         9.7 Participation. BANK may, upon giving 10 days' prior written notice to BORROWER, in its sole discretion enter into a participation arrangement with respect to any loan made under this Agreement and may, with BORROWER'S prior consent, provide all information in its possession relating to BORROWER or any Guarantor to any prospective or current participating lender.

         9.8 Excess Payments. If BORROWER shall pay any interest under the terms of the Notes at a rate higher than the maximum rate allowed by applicable law, then such excess payment shall be credited as a payment of principal unless BORROWER notifies BANK in writing to return the excess payment to BORROWER.

         9.9 Partial Invalidity. If any provision of this Agreement shall for any reason be held to be invalid or unenforceable, such invalidity or unenforceability shall not affect any other provision hereof, but this Agreement shall be construed as if such invalid or unenforceable provision had never been contained herein.

         9.10 Compliance with Rules. Neither BANK nor BORROWER shall be required by operation or effect of any provision of this Agreement to violate any statute or regulation under state or federal law, including all Rules.


                                      (25)

         9.11 Headings. The heading of any Article, Section or Paragraph contained in this Agreement is for convenience of reference only and shall not be deemed to amplify, limit, modify or give full notice of the provisions thereof.

         IN WITNESS WHEREOF, intending to be legally bound hereby, BANK and BORROWER have each executed this Agreement under seal, as of the day and year first above written.

                                        BANK:

                                             BANK LEUMI LE-ISRAEL B.M.

                                             By: /s/ Robert R. Keeley, Jr.
                                                 ------------------------------
                                                 Robert R. Keeley, Jr., Vice
                                                 President

                                        BORROWER:


Attest:                                      HOLT CARGO SYSTEMS, INC.

/s/ John Evans                               By: /s/ John Evans
------------------------------                   ------------------------------
John Evans, Secretary                            John Evans, Assistant Vice
[Corporate Seal]                                 President


                                      (26)

                                   CASH NOTE

$1,000,000                                        Philadelphia, Pennsylvania
                                                                 August 8, 1989

         FOR VALUE RECEIVED, the undersigned, (herein "BORROWER"), promises to pay to the order of BANK LEUMI LE-ISRAEL B.M., with offices at 1511 Walnut Street, Philadelphia, PA 19102 (herein the "BANK") the principal sum of One Million ($1,000,000) Dollars or so much thereof as shall have been advanced to, or on behalf of, BORROWER as Cash Advances and then be outstanding, together with interest thereon at an interest rate equal to the BANK'S Designated Rate plus one-half (1/2%) percent per annum, calculated on a 365-day basis but charged for the number of days actually elapsed during any year or any part thereof. The interest rate shall be adjusted daily to reflect changes in the BANK'S Designated Rate, and each adjustment shall be effective on the day the change occurs. If during any period of time the interest rate that would result from the foregoing calculation would exceed the maximum rate of interest allowed by applicable law, the interest rate during such period of time shall equal the maximum rate of interest allowed by applicable law. Principal and interest hereunder shall be payable as follows:

                    (a) Interest shall be paid on the outstanding principal balance of all Cash Advances, on the first day of each month, commencing the first day of the month after the month in which the first Cash Advance is made and on the first day of each month thereafter; and

                    (b) Principal and any accrued and unpaid interest shall be due and payable in full on demand on or after the Termination Date (as defined in the Loan Agreement hereinafter described).

         This Cash Note is made and issued pursuant to a Loan and Security Agreement bearing even date herewith, by and between the BANK and the undersigned as BORROWER, (the "Loan Agreement"), to evidence BORROWER'S obligations in connection with the Cash Line thereunder. All capitalized terms used herein shall have the meanings ascribed to them in the Loan Agreement unless the context clearly requires to the contrary.

         BORROWER may prepay any amount of the principal hereunder without premium or penalty at any time. All payments hereunder shall be made at BANK'S offices, 1511 Walnut Street, Philadelphia, PA 19102, or at such other location as the holder hereof shall, from time to time, designate upon thirty (30) days prior written notice to BORROWER. In the event that the principal amount outstanding under the Cash Line shall at any time exceed the Maximum Cash Line, BORROWER shall immediately pay such excess to BANK within five (5) days of BANK's written demand upon BORROWER.

         In the event the due date of any payment hereunder is not a Business Day, such payment shall be due on the next succeeding Business Day, provided that any such payment bearing interest shall continue to accrue interest until paid.

         If any amounts of principal and interest due and owing hereunder are not paid when due, BORROWER shall pay to BANK a late payment fee equal to 2% of the amount of such past due principal and interest if paid on or before the 10th day after the same becomes due, and a late fee equal to 4% of the amount of any past due principal and interest if paid after the 10th day after the same becomes due.

         In addition to other remedies of BANK as set forth in this Cash Note, the Loan Agreement, or the Loan Documents, upon the occurrence of an Event of Default, without demand or notice to BORROWER, BANK may cause this Cash Note to become immediately due and payable in full.

         Except as otherwise provided in the Loan Agreement, BORROWER hereby waives presentment, demand for payment, notice of dishonor or acceleration, protest or notice of protest and any and all notices or demands in connection with the delivery, acceptance, performance, default or enforcement of this Cash Note.

         The liabilities and obligations of BORROWER hereunder shall be unconditional without regard to the liability or obligations of any other party and shall not be in any manner affected by any allowance whatsoever granted or consented to by BANK, including, but without being limited to, any release of any party or of any Collateral, extension of time, renewal, waiver or other modification. Any failure of BANK to exercise any right hereunder shall not be construed as a waiver of the right to exercise the same or any other right at any time and from time to time thereafter.

         This Cash Note shall be governed as to its validity, interpretation and effect by the internal laws of the Commonwealth of Pennsylvania for contracts made and to be performed in Pennsylvania. BANK and BORROWER hereby submit and consent in advance to the exclusive jurisdiction and venue of the courts of Philadelphia County, Pennsylvania and the United States District Court for the Eastern District of Pennsylvania in any and all actions and proceedings between BANK and BORROWER. BANK and BORROWER hereby irrevocably agree to service of process by certified mail, return receipt requested, postage prepaid to BANK at the address above and


                                       (2)
to BORROWER at BORROWER'S address appearing on BANK'S records. BORROWER and BANK do not have any oral agreements.

         This Cash Note may not be changed orally but only by an agreement in writing and signed by the party against whom enforcement of any waiver, change, modification, or discharge is sought.

         If any provision of this Cash Note shall for any reason be held to be invalid or unenforceable, such invalidity or unenforceability shall not affect any other provision hereof, but this Cash Note shall be construed as if such invalid or unenforceable provision had never been contained herein.

         IN WITNESS WHEREOF, and intending to be legally bound hereby, BORROWER has executed this Cash Note as an instrument uncle seal as of the day and year first above written.




Attest:                                      HOLT CARGO SYSTEMS, INC.

/s/ John Evans                               By: /s/ John Evans
-----------------------------                    ------------------------------
John Evans, Secretary                            John Evans, Assistant
                                                 Vice President

[Corporate Seal]


                                      (3)

                                   TIME NOTE

$1,500,000                                           Philadelphia, Pennsylvania
                                                                 August 1, 1991

         FOR VALUE RECEIVED, the undersigned, (herein "BORROWER"), promises to pay to the order of BANK LEUMI LE-ISRAEL B.M., with offices at 1511 Walnut Street, Philadelphia, PA 19102 (herein the "BANK") the principal sum of One Million Five Hundred Thousand ($1,500,000) Dollars, together with interest equal to the sum of the rate of interest designated by the Bank, and in effect from time to time at its designated rate, plus (1/2%), calculated on a 365-day basis but charged for the number of days actually elapsed during any year or any part thereof. If during any period of time the interest rate hereunder would exceed the maximum rate of interest allowed by applicable law, the interest rate during such period of time shall equal the maximum rate of interest allowed by applicable law. Principal and interest hereunder shall be payable as follows:

                    (a) Interest shall be paid on the first day of each month commencing September 1, 1991 through and including August 1, 1992; and

                    (b) Principal and any accrued and unpaid interest shall be payable on demand on or after August 1, 1992.

         This Time Note is made and issued pursuant to a Loan and Security Agreement bearing even date herewith, by and between BANK and the undersigned as BURROWER, (the "Loan Agreement"), to evidence BOPROWER'S obligations in connection with the Time Loan thereunder. All capitalized terms used herein shall have the meanings ascribed to them in the Loan Agreement unless the context clearly requires to the contrary.

         All payments hereunder shall be made at BANK'S offices, 1511 Walnut Street, Philadelphia, PA. 19102, or at such other location as the holder hereof shall, from time to time, designate upon thirty (30) days prior written notice to BORROWER.

         Any prepayment of principal hereunder shall be accompanied by the payment of a prepayment premium equal to 5% of the principal outstanding if prepayment occurs within six months after Closing and 2% of the principal outstanding if prepayment occurs after six months after Closing.

         In the event the due date of any payment hereunder is not a Business Day, such payment shall be due on the next succeeding Business Day, provided that any such payment bearing interest shall continue to accrue interest until paid.

         If any amounts of principal and interest due and owing hereunder are not paid when due, BORROWER shall pay to BANK a late payment fee equal to 2% of the amount of such past due principal and interest if paid on or before the 10th day after the same becomes due, and a late fee equal to 4% of the amount of any past due principal and interest if paid after the 10th day after the same becomes due.

         In addition to other remedies of BANK as set forth in this Time Note, the Loan Agreement, or the Loan Documents, upon the occurrence of an Event of Default, without demand or notice to BORROWER, BANK may cause this Time Note to become immediately due and payable in full.

         Except as otherwise provided in the Loan Agreement, BORROWER hereby waives presentment, demand for payment, notice of dishonor or acceleration, protest or notice of protest and any and all notices or demands in connection with the delivery, acceptance, performance, default or enforcement of this Time Note.

         The liabilities and obligations of BORROWER hereunder shall be unconditional without regard to the liability or obligations of any other party and shall not be in any manner affected by any allowance whatsoever granted or consented to by BANK, including, but without being limited to, any release of any party or of any Collateral, extension of time, renewal, waiver or other modification. Any failure of BANK to exercise any right hereunder shall not be construed as a waiver of the right to exercise the same or any other right at any time and from time to time thereafter.

         This Time Note shall be governed as to its validity, interpretation and effect by the internal laws of the Commonwealth of Pennsylvania for contracts made and to be performed in Pennsylvania. BANK and BORROWER hereby submit and consent in advance to the exclusive jurisdiction and venue of the courts of Philadelphia County, Pennsylvania and the United States District Court for the Eastern District of Pennsylvania in any and all actions and proceedings between BANK and BORROWER. BANK and BORROWER hereby irrevocably agree to service of process by certified mail, return receipt requested, postage prepaid to BANK at the address above and to BORROWER at BORROWER'S address appearing on BANK'S records. BORROWER and BANK do not have any oral agreements.

         This Time Note may not be changed orally but only by an agreement in writing and signed by the party against whom enforcement of any waiver, change, modification, or discharge is sought.

         If any provision of this Time Note shall for any reason be held to be invalid or unenforceable, such invalidity or unenforceability shall not affect any other provision hereof, but this Time Note shall be construed as if such invalid or unenforceable provision had never been contained herein.


                                      (2)

         IN WITNESS WHEREOF, and intending to be legally bound hereby, BORROWER has executed this Time Note as an instrument under seal as of the day and year first above written.


Attest:                                     HOLT CARGO SYSTEMS, INC.

/s/ John Evans                              By: /s/ John Evans
-----------------------------                   -------------------------------
John Evans, Secretary                           John Evans, Assistant
                                                Vice President

[Corporate Seal]


                                      (3)

                                   TERM NOTE

$1,000,000                                            Philadelphia, Pennsylvania
                                                                  August 8, 1989

         FOR VALUE RECEIVED, the undersigned, (herein "BORROWER"), promises to pay to the order of BANK LEUMI LE-ISRAEL B.M., with offices at 1511 Walnut Street, Philadelphia, PA 19102 (herein the "BANK") the principal sum of One Million ($1,000,000) Dollars or so much thereof as shall have been advanced to or on behalf of Borrower as Term Advances hereunder and pursuant to the Loan and Security Agreement between BORROWER and BANK of even date herewith ("Loan Agreement") together with interest thereon at an interest rate equal to the BANK'S Designated Rate plus three-fourths (3/4%) percent per annum until all sums due and payable hereunder shall have been paid in full. All capitalized terms not defined herein shall have the meanings ascribed to them in the Loan Agreement unless the context clearly requires to the contrary. All interest shall be calculated on a 365-day basis, but charged for the number of days actually elapsed during any year or any part thereof. The interest rate shall be adjusted daily to reflect changes in the BANK'S Designated Rate, and each adjustment shall be effective on the day the change occurs. If during any period of time the interest rate that would result from the foregoing calculations would exceed the maximum rate of interest allowed by applicable law, the interest rate during such period of time shall equal the maximum rate of interest allowed by applicable law. Principal and interest hereunder shall be payable as follows:

                    (a) Interest shall be paid on the outstanding principal balance in arrears on and to the first day of each month, commencing the first month following Closing.

                    (b) Principal shall be paid in sixty equal monthly installments of $16,666.66 commencing on the first day of the fourth month following Closing with all remaining unpaid principal and accrued and unpaid interest being due and payable on the first day of the month which is five years and four months following Closing.

         BORROWER may prepay the principal hereunder in whole or in part at any time without penalty or premium; provided however that any such prepayment shall be credited as provided in the Loan Agreement and shall not delay or defer the next scheduled principal or interest payments hereunder. All Proceeds of Sales or Refinance of Assets shall be applied dollar-for-dollar to the repayment of the Term Loan, unless BORROWER purchases or acquires capital assets of equal or greater value to replace those sold. Such mandatory prepayments shall be credited to principal in inverse order of maturity.

         All payments hereunder shall be made at BANK'S offices, 1511 Walnut Street, Philadelphia, PA 19102, or at such other location as the holder hereof shall, from time to time, designate upon thirty (30) days prior written notice to BORROWER.

         In the event the due date of any payment hereunder is not a Business Day, such payment shall be due on the next succeeding Business Day, provided that any such payment bearing interest shall continue to accrue interest until paid.

         In addition to other remedies of BANK as set forth in this Term Note, the Loan Agreement, or the Loan Documents, upon the occurrence of an Event of Default, without demand or notice to BORROWER, BANK may cause this Term Note to become immediately due and payable in full.

         If any amounts of principal and interest due and owing hereunder are not paid when due, BORROWER shall pay to BANK a late payment fee equal to 2% of the amount of such past due principal and interest if paid on or before the 10th day after the same becomes due, and a late fee equal to 4% of the amount of any past due principal and interest if paid after the 10th day after the same becomes due.

         Except as otherwise provided in the Loan Agreement, BORROWER hereby waives presentment, demand for payment, notice of dishonor or acceleration, protest or notice of protest and any and all notices or demands in connection with the delivery, acceptance, performance, default or enforcement of this Term Note.

         The liabilities and obligations of BORROWER hereunder shall be unconditional without regard to the liability or obligations of any other party and shall not be in any manner affected by any allowance whatsoever granted or consented to by BORROWER, including, but without being limited to, any release of any party or of any Collateral, extension of time, renewal, waiver or other modification. Any failure of BANK to exercise any right hereunder shall not be construed as a waiver of the right to exercise the same or any other right at any time and from time to time thereafter.

         This Term Note shall be governed as to its validity, interpretation and effect by the internal laws of the Commonwealth of Pennsylvania for contracts made and to be performed in Pennsylvania. BANK and BORROWER hereby submit and consent in advance to the exclusive jurisdiction and venue of the courts of Philadelphia County, Pennsylvania and the United States District Court for the Eastern District of Pennsylvania any and all actions and


                                       (2)
proceedings between BANK and BORROWER. BANK and BORROWER hereby irrevocably agree to service of process by certified mail, return receipt requested, postage prepaid to BANK at the address above and to BORROWER at BORROWER'S address appearing on BANK'S records. BORROWER and BANK do not have any oral agreements.

         This Term Note may not be changed orally but only by an agreement in writing and signed by the party against whom enforcement of any waiver, change, modification, or discharge is sought.

         If any provision of this Term Note shall for any reason be held to be invalid or unenforceable, such invalidity or unenforceability shall not affect any other provision hereof, but this Term Note shall be construed as if such invalid or unenforceable provision had never been contained herein.

         IN WITNESS WHEREOF, and intending to be legally bound hereby, BORROWER has executed this Term Note as an instrument under seal as of the day and year first above written.



Attest:                                      HOLT CARGO SYSTEMS, INC.

/s/ John Evans                               By: /s/ John Evans
-----------------------------                    ------------------------------
John Evans, Secretary                            John Evans, Assistant
                                                 Vice President

[Corporate Seal]


                                       (3)